KLS Petroleum Consulting LLC
3400 S. Broadway, Unit 100
Englewood, Colorado 80113

April 26, 2022

Mr. Frank C. Ingriselli
Chief Executive Officer
Trio Petroleum Corp.
5401 Business Park, Suite 115
Bakersfield, CA 93309

RE: **S. Salinas Area, Full Development Reserves Supplement to SEC Report Dated 1-28-2022**

Dear Mr. Ingriselli:

At the request of Trio Petroleum Corp., KLS Petroleum Consulting LLC (KLSP) has revised its South Salinas (Full Development) Reserve Report of October 25, 2021 to reflect updated costs used in the subject SEC Report, and to incorporate the SEC Report Phase 1 Development Project. Drilling and development costs were updated based on Trio AFE preparation, while the drilling schedule used in the Phase 1 Development Project was adopted because it reflects Trio's planned capital deployment into the second quarter of 2024. The Phase 2 drilling schedule used herein reflects a Full Development Project that is intended to capture the reserve and value proposition that may be achieved with the larger capital commitment that could result from a successful Phase 1. The purpose of the report is for inclusion as an exhibit in a filing that Trio Petroleum intends to make with the U.S. Securities and Exchange Commission.

One other departure from the October 25, 2021 report is the exclusion of Proved Reserves. Proved Reserves were included in the 2021 report in accordance with the Petroleum Resources Management System which allows such assignment if **there is evidence that requisite regulatory approval would be forthcoming**. However, as a companion supplement to the subject SEC report the analysis and economics herein exclude Proved Reserves to be consistent with Part 210.4-10 in SEC Regulation S-X, which requires for Proved Reserves that project approval ***has been secured "by all necessary parties and entities, including government entities"***. Otherwise, the work described herein was completed with issuance of this letter and report on April 26, 2022. It is the understanding of KLSP that the reserves covered in this report represent the entirety of Trio Petroleum Corp's reserves. The assumptions, data, methods, and procedures used in this analysis are appropriate for the purpose served by the report. KLSP has used all methods and procedures it considered necessary under the circumstances to prepare this letter report.

As described in the SEC Report of January 28, 2022, Phase 1 uses existing exploration permits to drill three wells beginning in May 2022. Four additional wells will be drilled upon securing a Development Permit from Monterey County in October 2023. Trio's total Phase 1 investment is 18.6 million dollars ($MM) and provides for work to secure regulatory permits and drill or recomplete seven (7) wells. Phase 2 (Full Development) begins July 2024 and employs $463.2 MM to drill 144 wells by the end of 2027 and install associated infrastructure. The number of wells reflects full leasehold development of the targeted Monterey productive intervals and areas using vertical wells on 40-acre spacing. The prospective Vaqueros Sand is developed using horizontal wells on 160-acre spacing (**TABLE 1**).

The net reserves and revenues attributable to Trio Petroleum are summarized below by reserve category and Development Phase. Future net revenue and discounted present value are on a before federal income tax (BFIT) basis. Reserve volumes are expressed in thousands of stock tank barrels of oil (MSTB) and millions of standard cubic feet of gas (MMCF). The effective date of this report for purposes of reserve assignment and the discounting of future cash flows is October 31, 2021.

Reserve Category by Development Plan Phase	Net Trio Oil Reserves (MSTB)	Net Trio Gas Reserves (MMCF)	Undiscounted Net Cash Flow, Thousands $	Net Cash Flow Discounted at 10%, Thousands $
Probable Undeveloped (P2) - Phase 1	1,975	2,022	95,573	28,194
Probable Undeveloped (P2) –Phase 2 (Full Development)	37,021	37,941	1,748,621	379,401
TOTAL Probable Undeveloped	**38,996**	**39,964**	**1,844,194**	**407,595**
Possible Undeveloped (P3) – Phase 1	3,742	6,732	262,325	108,855
Possible Undeveloped (P3) – Phase 2 (Full Development)	88,634	142,046	6,094,656	1,889,380
TOTAL Possible Undeveloped (P3)	**92,376**	**148,778**	**6,356,981**	**1,998,235**

TABLES 2 through 7 provide detailed economic output for each of the line-item reserves summarized above. **TABLE 8** provides a list of nomenclature for the characterization of reserves used in this report. **FIGURE 1** is a plot of forecast oil and gas production for the P2 (Probable) and 3P (Probable + Possible) cases. Working and net revenue interests were provided by Trio Petroleum and are 82.74853 percent and 66.19882 percent, respectively. The economic analysis used constant oil and gas prices equal to $65.99 per barrel of oil and $3.72 per MCF (million BTU) of gas. Since the reserves in this report are Undeveloped, these prices are not based on recent realized prices. Rather, these prices were determined using the average of appropriate first-of-month postings for the period November 1, 2020, to October 1, 2021. The oil posting was Chevron's Buena Vista Hills crude having a 26-degree API oil gravity, while gas prices used a ten percent premium to Henry Hub based on industry experience in the Sacramento Basin just north of South Salinas.

The economic analysis includes additional capital to plug and abandon the wells, including surface location cleanup, according to guidelines specified by California Geologic Energy Management Division (CALGEM) regulations. Natural gas liquids will likely be derived from produced gas prior to sales, but neither the product revenue nor the cost associated with the extraction of the NGLs have been included in this analysis. The Full Development Phase 2 is completed by the end of 2027 with the use of three-to-four rigs drilling continuously. The well count may be reduced significantly if it is determined that horizontal and multilateral wells can be used to effectively develop the Monterey, and this may facilitate regulatory approval for the development. The technical summary below describes the data available, the characteristics of the targeted reservoirs, and the analyses used to determine reserves. The subject SEC report provides a detailed description of the geologic setting, reservoir characteristics and analog fields. It also details the technical reservoir engineering analysis including the numerical modeling (reservoir

simulation) employed to arrive at a risked reserve assessment supporting the assignment of Probable and Possible reserves.

Drilling, completion, and operating expenses are based on information provided by Trio Petroleum or estimated from industry analogs. Wells histories, geologic exhibits and analyzed logs were available from the files of Trio Petroleum for most of the wells that have been drilled in South Salinas. This information was supplemented as needed from WellDatabase, which is a subscription service that obtains information from the California Division of Oil & Gas. Other information relevant to the fields used as analogs to South Salinas was obtained from the files of KLSP.

Production histories of wells drilled in South Salinas have been limited to short periods of testing or production, so analogs and probabilistic methods were used to estimate reserves attributable to the development of South Salinas. The targeted Monterey Formation, a shale reservoir dominated by siliceous lithologies and exhibiting natural fracturing, has demonstrated oil productivity from numerous horizons over an interval of approximately 5000 feet. Oil gravities over this interval vary from about 21 to 38 degrees API. The analog fields used to support reserve estimates produce from the Monterey Formation and are very similar to South Salinas in depth, geology, reservoir characteristics, and oil properties. And in the case of the primary analog the structural setting is particularly analogous. Possible reserves are also assigned to the Vaqueros formation which lies just below the Monterey. The Vaqueros, which is a sandstone formation with some interbedded shales, has produced in many California fields having similar stratigraphic and structural settings as South Salinas. While geologic and engineering data indicates it is highly prospective at South Salinas it has been reached by only six wells, none of which tested the interval. For these reasons only Possible reserves have been assigned to the Vaqueros.

The completion histories for at least five of the wells drilled in South Salinas demonstrate commercial oil productivity over significant portions of the Monterey. However, these histories also record problems with poor cement jobs, liner hanger leaks, and downhole mechanical failures that have prevented operators from establishing sustained production. There is also evidence that cyclical drops in oil prices or inadequate capitalization influenced operator decisions to not complete necessary well remediation work and establish production facilities required for long term production.

Because decline curve analysis could not be used to forecast reserves, and since the development of type curves was problematic due to the early historical time frame in which the analog fields were developed, probabilistic methods were employed. The interpretations of open hole logs, core, and test information were used to describe ranges and distributions of key reservoir parameters. These were then input to numerical simulation models that used Monte Carlo sampling and hundreds of runs to derive forecasts of production and ultimate recovery representing P90 (1P), P50 (2P) and P10 (3P) reserve estimates. As indicated in the nomenclature of **TABLE 8**, these estimates are also known as Proved, Proved+Probable, and Proved+Probable+Possible, respectively. The designation 'P50' means there is a 50 percent probability that the actual production will exceed the value reported as the P50 reserves. The P50 value, also considered the Best or Most Likely estimate, is derived from a cumulative frequency distribution of forecast reserves from the Monte Carlo simulations. If Proved reserves have been assigned, Probable reserves are then represented by the difference between the P50 and P90 probabilistic estimates. However, as explained below, Proved reserves have not been assigned in this report because project approval has not been secured by all necessary government entities. Therefore, since there are no Proved or P90 volumes, the Probable reserves disclosed herein, derived from the P50 probabilistic forecasts, are

incremental volumes and presented as Probable (P2) reserves. The P10 reserve estimate has a 10 percent probability of exceeding the estimated recovery and is also known as the High estimate. Possible reserves are represented by the difference between the P10 and P50 estimates. Possible reserves are typically larger than Probable reserves. This is the result of the key reservoir parameter distributions reflecting their variation in nature, and when the most favorable parameters are sampled together the resulting calculation provides the highest, but least likely, values of estimated recoveries.

It is worth noting that while the use of hydraulic fracturing could possibly increase production rates and recoveries from the Monterey and Vaqueros formations, the forecasts derived herein reflect completion technologies that are currently allowed by the state of California, namely a modest acid treatment for "wellbore cleanout, maintenance and removal of formation damage**".**

While Proved reserves have not been assigned in this report, there is Reasonable Certainty that the P90 forecasts of oil and gas production may be realized in four (4) of the 19 well locations of the Development Plan. These four locations are at or adjacent to previously drilled wells that have demonstrated the capability to produce at commercial rates of oil and gas. Furthermore, the P90 forecasts generate positive cumulative undiscounted cash flow with the costs and prices used in this report. Because almost all of Trio's South Salinas leasehold is on a working ranch owned by a lessor who controls both surface and minerals and supports the Development Project, and because of Trio's demonstrated ability to work with state and county officials to develop and produce oil fields in proximity to South Salinas, award of the Development Permit is considered a Reasonable Expectation. However, since this report is intended for use by Trio Petroleum in a filing with the SEC, the definition of Proved reserves is subject to Part 210.4-10 in SEC Regulation S-X, which requires that project approval ***has been secured "by all necessary parties and entities, including government entities"***. As a result, Proved reserves have not been assigned in this report.

Probable reserves are assigned in certain areas where, as described above, reserves could be considered Proved if all regulatory approvals and permits were in place. Probable reserves are also assigned in areas where well control and interpretations of available data provide sufficient geologic evidence of reservoir continuity at structural positions above low known hydrocarbons (LKH), and where engineering evidence indicates the reservoir will have the requisite porosity, permeability, and oil saturation to produce commercial quantities of oil and gas. The assignment of Possible reserves does not incorporate a larger reservoir area, but rather Possible reserves are assigned to the same wells having Probable reserves because the probabilistic methods employed indicate there may be a greater percentage recovery of hydrocarbons than is appropriate for the 'Most Likely' reserve estimates.

STATEMENT OF RISK AND PREPARER INDEPENDENCE

It is KLSP's opinion that the estimated reserves and other reserve information as specified in this report are reasonable and have been prepared in accordance with the generally accepted petroleum engineering and evaluation principles as set forth in the SEC regulations cited above, and the Petroleum Resources Management System (PRMS), promulgated by the Society of Petroleum Engineers (SPE). However, while these estimates are prepared with reasonable care, unforeseen changes in future well and field performance, the impact of offset drilling, changes in market or regulatory conditions and sale contracts, along with changes in operating conditions and associated costs may all impact the ability to recover the reserves estimated in this report and, subsequently, generate the estimated cash flow. As a result, any

use of or reliance on this report needs to recognize such risks and uncertainty, and KLSP makes no warranties concerning the ability to realize the stated reserves or future estimated revenue in this report.

Neither KLSP nor any of its subcontractors have any financial interest in the subject properties or in Trio Petroleum Corp., and neither the employment to conduct this study nor the compensation for this study was contingent on KLSP's estimates of reserves and future income.

This report has been prepared by the undersigned, a Registered Professional Engineer in the states of Colorado (#24805) and Wyoming (#18407). The preparer has 40 years of experience as a petroleum engineer conducting reservoir engineering field studies and well analyses used to estimate reserves, perform economic analysis of forecast oil and gas volumes, and prepare reserve reports for privately held and publicly traded companies. The preparer has nearly 20 years of experience analyzing California oil and gas fields, many of which have geologic and reservoir characteristics like those of South Salinas.

It has been my pleasure to prepare this analysis for Trio Petroleum Corp. If you should have any questions concerning this analysis, please feel free to contact me at 303-908-5559, or Ken@kls-petroleum.com.

Very Truly Yours,

/s/ Kenneth L. Schuessler, P.E.
Kenneth L. Schuessler, P.E.
Managing Member
KLS Petroleum Consulting LLC

Attachments:

TABLE 1 S. Salinas Full Development Plan Drilling Schedule
TABLE 2 Economic Output for Phase 1 Probable (P2) Reserves
TABLE 3 Economic Output for Phase 2 (Full Development) Probable (P2) Reserves
TABLE 4 Economic Output for S. Salinas Total Probable (P2) Reserves
TABLE 5 Economic Output for Phase 1 Incremental Possible (P3) Reserves
TABLE 6 Economic Output for Phase 2 (Full Development) Incremental Possible (P3) Reserves
TABLE 7 Economic Output for Total Full Development Incremental Possible (P3) Reserves
TABLE 8 Glossary of Terms Used to Characterize Reserves & Projects

FIGURE 1 South Salinas Forecast Oil & Gas Production

TABLE 1 S. Salinas Full Development Plan Drilling Schedule

Year	Month or Quarter	Monterey Yellow	Well Name(s)	Monterey Blue		Vaqueros	Well Name(s)	Total Wells for Month or Quarter
2022	Q1							0
	5/1/2022			1	HV-1			1
	9/1/2022	1	HV-2					1
	Q4							0
2023	1/1/2023			1	HV-4			1
	8/1/2023							0
	10/1/2023	1	HV-3A					1
	12/1/2023			1	BM 2-2			1
2024	2/1/2024			1	*HV 3-6*			1
End Phase 1	4/1/2024			1	HV 1-35-RD1			1
Begin Phase 2 (Full Development)	Q3	3	Plan-MY1, MY2 and so on	3	Plan-MB1, MB2 and so on			6
	Q4	3		6				9
2025	Q1	3		6		3	*(Plan-V1 and so on)*	12
	Q2	3		6				9
	Q3	3		6				9
	Q4	3		6				9
2026	Q1	3		6		3		12
	Q2	3		6				9
	Q3	3		6				9
	Q4	3		6				9
2027	Q1	3		9		3		15
	Q2	3		9		3		15
	Q3	3		9		1		13
	Q4	1		7				8
	TOTALS	42		96		13		151

TABLE 2 Economic Output for Phase 1 Probable Undeveloped (P2) Reserves

RSV CAT = P50
STS COMMENT = 1

DATE : 04/26/2022
TIME : 11:39:38
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	23.258	13.366	15.397	8.848	65.990	0.000	1016.027	0.000	1016.027
12-2023	88.576	46.823	58.636	30.996	65.990	1.301	3869.414	40.339	3909.753
12-2024	182.611	101.678	120.886	67.310	65.990	3.720	7977.269	250.393	8227.662
12-2025	179.349	101.857	118.727	67.428	65.990	3.720	7834.782	250.832	8085.614
12-2026	162.864	93.134	107.814	61.654	65.990	3.720	7114.641	229.352	7343.993
12-2027	153.615	86.935	101.692	57.550	65.990	3.720	6710.629	214.086	6924.715
12-2028	147.283	82.459	97.500	54.587	65.990	3.720	6434.007	203.062	6637.068
12-2029	141.718	80.619	93.815	53.369	65.990	3.720	6190.878	198.533	6389.410
12-2030	136.676	80.441	90.478	53.251	65.990	3.720	5970.625	198.094	6168.719
12-2031	131.606	81.957	87.122	54.255	65.990	3.720	5749.174	201.827	5951.001
12-2032	126.964	84.400	84.049	55.872	65.990	3.720	5546.370	207.844	5754.214
12-2033	122.367	88.018	81.006	58.267	65.990	3.720	5345.555	216.752	5562.308
12-2034	118.222	92.500	78.262	61.234	65.990	3.720	5164.488	227.791	5392.280
12-2035	114.285	97.782	75.655	64.731	65.990	3.720	4992.490	240.798	5233.288
S TOT	1829.394	1131.970	1211.037	749.351	65.990	3.576	79916.344	2679.704	82596.048
AFTER	1153.977	1923.812	763.919	1273.541	65.990	3.720	50411.004	4737.572	55148.580
TOTAL	2983.370	3055.782	1974.956	2022.892	65.990	3.667	130327.344	7417.275	137744.624

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	20.125	9.769	223.476	0.000	0.000	6065.467	-5302.810	-5302.810	-5010.930
12-2023	77.454	37.042	681.670	0.000	0.000	7041.899	-3928.312	-9231.122	-8421.526
12-2024	163.022	76.570	651.645	0.000	0.000	5502.777	1833.648	-7397.474	-7145.107
12-2025	160.207	75.282	729.842	0.000	0.000	0.000	7120.283	-277.191	-2117.734
12-2026	145.512	68.388	729.842	0.000	0.000	0.000	6400.252	6123.060	1988.733
12-2027	137.205	64.468	729.842	0.000	0.000	0.000	5993.200	12116.260	5483.774
12-2028	131.506	61.775	729.842	0.000	0.000	0.000	5713.946	17830.206	8512.738
12-2029	126.598	59.491	729.842	0.000	0.000	0.000	5473.479	23303.684	11150.441
12-2030	122.225	57.482	729.842	0.000	0.000	0.000	5259.170	28562.854	13454.437
12-2031	117.909	55.528	729.842	0.000	0.000	0.000	5047.721	33610.576	15464.741
12-2032	114.009	53.782	729.842	0.000	0.000	0.000	4856.582	38467.156	17223.062
12-2033	110.204	52.099	729.842	0.000	0.000	0.000	4670.162	43137.320	18760.198
12-2034	106.833	50.631	729.842	0.000	0.000	0.000	4504.974	47642.292	20108.142
12-2035	103.680	49.277	729.842	0.000	0.000	0.000	4350.488	51992.780	21291.502
S TOT	1636.489	771.583	9585.052	0.000	0.000	18610.144	51992.780	51992.780	21291.502
AFTER	1092.276	534.764	9192.533	0.000	0.000	749.122	43579.888	95572.664	28194.346
TOTAL	2728.766	1306.347	18777.584	0.000	0.000	19359.266	95572.672	95572.664	28194.346

	OIL	GAS
GROSS WELLS	7.0	0.0
GROSS ULT., MB & MMF	2983.371	3055.782
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	2983.371	3055.782
NET RES., MB & MMF	1974.956	2022.892
NET REVENUE, M$	130327.352	7417.276
INITIAL PRICE, $	65.990	2.180
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	27.58
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	4.21
DISCOUNTED PAYOUT, YRS.	4.68
UNDISCOUNTED NET/INVEST.	5.94
DISCOUNTED NET/INVEST.	2.74
RATE-OF-RETURN, PCT.	39.98
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	49746.604
15.00	16791.606
20.00	10156.302
25.00	6000.332
30.00	3248.475
35.00	1348.830
45.00	-990.581
55.00	-2272.679
65.00	-3007.975
75.00	-3436.535

TABLE 3 Economic Output for Phase 2 (Full Development) Probable Undeveloped (P2) Reserves

RSV CAT = P50
STS COMMENT = 2

DATE : 04/26/2022
TIME : 11:40:34
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	98.436	49.156	65.164	32.541	65.990	3.720	4300.156	121.052	4421.208
12-2025	1006.002	539.299	665.962	357.009	65.990	3.720	43946.804	1328.075	45274.880
12-2026	1978.322	1070.455	1309.626	708.629	65.990	3.720	86422.208	2636.099	89058.304
12-2027	3023.058	1673.945	2001.229	1108.132	65.990	3.720	132061.120	4122.251	136183.376
12-2028	3333.188	1869.777	2206.531	1237.770	65.990	3.720	145609.008	4604.506	150213.472
12-2029	3036.929	1702.458	2010.411	1127.007	65.990	3.720	132667.024	4192.465	136859.504
12-2030	2865.435	1597.552	1896.884	1057.561	65.990	3.720	125175.432	3934.126	129109.536
12-2031	2745.092	1525.982	1817.219	1010.182	65.990	3.720	119918.272	3757.876	123676.128
12-2032	2642.050	1498.406	1749.005	991.927	65.990	3.720	115416.880	3689.970	119106.832
12-2033	2547.170	1502.161	1686.196	994.413	65.990	3.720	111272.128	3699.215	114971.328
12-2034	2453.854	1535.374	1624.422	1016.400	65.990	3.720	107195.632	3781.006	110976.632
12-2035	2366.654	1587.747	1566.697	1051.070	65.990	3.720	103386.352	3909.981	107296.336
S TOT	28096.192	16152.312	18599.348	10692.640	65.990	3.720	1227371.008	39776.620	1267147.520
AFTER	27828.078	41161.040	18421.860	27248.126	65.990	3.720	1215658.752	101363.016	1317021.824
TOTAL	55924.272	57313.352	37021.208	37940.768	65.990	3.720	2443029.760	141139.632	2584169.472

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	87.603	41.051	286.724	0.000	0.000	45718.560	-41712.728	-41712.728	-31946.118
12-2025	897.078	420.998	3284.289	0.000	0.000	111710.512	-71037.984	-112750.712	-83237.544
12-2026	1764.600	828.293	7037.762	0.000	0.000	109228.056	-29800.400	-142551.104	-103374.784
12-2027	2698.322	1267.226	11329.925	0.000	0.000	137362.544	-16474.680	-159025.792	-114400.096
12-2028	2976.306	1398.185	13658.465	0.000	0.000	0.000	132180.544	-26845.248	-44282.416
12-2029	2711.712	1273.867	13658.465	0.000	0.000	0.000	119215.432	92370.184	13185.468
12-2030	2558.159	1201.584	13658.465	0.000	0.000	0.000	111691.312	204061.504	62121.596
12-2031	2450.504	1150.942	13658.465	0.000	0.000	0.000	106416.200	310477.696	104504.832
12-2032	2359.958	1108.919	13658.465	0.000	0.000	0.000	101979.464	412457.152	141427.648
12-2033	2277.999	1071.383	13658.465	0.000	0.000	0.000	97963.456	510420.608	173671.712
12-2034	2198.820	1035.637	13658.465	0.000	0.000	0.000	94083.680	604504.320	201823.488
12-2035	2125.865	1003.083	13658.465	0.000	0.000	0.000	90508.904	695013.248	226443.376
S TOT	25106.928	11801.168	131206.416	0.000	0.000	404019.648	695013.248	695013.248	226443.376
AFTER	26086.674	12688.005	210255.216	0.000	0.000	14384.342	1053607.360	1748620.672	379400.736
TOTAL	51193.600	24489.172	341461.632	0.000	0.000	418404.000	1748620.544	1748620.672	379400.736

	OIL	GAS
GROSS WELLS	131.0	0.0
GROSS ULT., MB & MMF	55924.280	57313.352
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	55924.280	57313.352
NET RES., MB & MMF	37021.208	37940.768
NET REVENUE, M$	2443029.504	141139.632
INITIAL PRICE, $	65.990	3.720
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	31.08
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	7.39
DISCOUNTED PAYOUT, YRS.	7.94
UNDISCOUNTED NET/INVEST.	5.18
DISCOUNTED NET/INVEST.	2.42
RATE-OF-RETURN, PCT.	36.12
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	780599.360
15.00	193005.680
20.00	98487.488
25.00	47448.236
30.00	18710.604
35.00	2145.272
45.00	-12941.653
55.00	-17374.870
65.00	-17778.890
75.00	-16671.751

TABLE 4 Economic Output for S. Salinas Total Probable Undeveloped (P2) Reserves

RSV CAT = P50

DATE : 04/26/2022
TIME : 11:41:44
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	23.258	13.366	15.397	8.848	65.990	0.000	1016.027	0.000	1016.027
12-2023	88.576	46.823	58.636	30.996	65.990	1.301	3869.414	40.339	3909.753
12-2024	281.047	150.835	186.050	99.851	65.990	3.720	12277.425	371.445	12648.870
12-2025	1185.351	641.155	784.688	424.437	65.990	3.720	51781.588	1578.907	53360.492
12-2026	2141.186	1163.590	1417.440	770.283	65.990	3.720	93536.848	2865.451	96402.296
12-2027	3176.674	1760.880	2102.921	1165.682	65.990	3.720	138771.744	4336.336	143108.096
12-2028	3480.471	1952.235	2304.031	1292.357	65.990	3.720	152043.008	4807.568	156850.544
12-2029	3178.646	1783.077	2104.226	1180.376	65.990	3.720	138857.904	4390.998	143248.912
12-2030	3002.111	1677.993	1987.362	1110.812	65.990	3.720	131146.056	4132.220	135278.256
12-2031	2876.698	1607.939	1904.340	1064.436	65.990	3.720	125667.448	3959.704	129627.128
12-2032	2769.014	1582.807	1833.054	1047.799	65.990	3.720	120963.248	3897.814	124861.048
12-2033	2669.538	1590.178	1767.202	1052.680	65.990	3.720	116617.680	3915.968	120533.632
12-2034	2572.076	1627.875	1702.684	1077.634	65.990	3.720	112360.120	4008.797	116368.912
12-2035	2480.940	1685.530	1642.353	1115.801	65.990	3.720	108378.840	4150.779	112529.624
S TOT	29925.588	17284.282	19810.384	11441.992	65.990	3.711	1307287.424	42456.324	1349743.616
AFTER	28982.058	43084.848	19185.780	28521.666	65.990	3.720	1266069.760	106100.592	1372170.496
TOTAL	58907.648	60369.128	38996.164	39963.656	65.990	3.717	2573357.056	148556.912	2721914.112

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	20.125	9.769	223.476	0.000	0.000	6065.467	-5302.810	-5302.810	-5010.930
12-2023	77.454	37.042	681.670	0.000	0.000	7041.899	-3928.312	-9231.122	-8421.526
12-2024	250.625	117.621	938.368	0.000	0.000	51221.336	-39879.080	-49110.200	-39091.224
12-2025	1057.284	496.279	4014.131	0.000	0.000	111710.512	-63917.700	-113027.904	-85355.280
12-2026	1910.112	896.681	7767.604	0.000	0.000	109228.056	-23400.148	-136428.048	-101386.056
12-2027	2835.527	1331.694	12059.767	0.000	0.000	137362.544	-10481.480	-146909.536	-108916.328
12-2028	3107.812	1459.960	14388.307	0.000	0.000	0.000	137894.496	-9015.040	-35769.688
12-2029	2838.310	1333.358	14388.307	0.000	0.000	0.000	124688.912	115673.872	24335.900
12-2030	2680.384	1259.066	14388.307	0.000	0.000	0.000	116950.480	232624.352	75576.024
12-2031	2568.413	1206.471	14388.307	0.000	0.000	0.000	111463.920	344088.256	119969.568
12-2032	2473.967	1162.700	14388.307	0.000	0.000	0.000	106836.048	450924.288	158650.704
12-2033	2388.204	1123.482	14388.307	0.000	0.000	0.000	102633.616	553557.888	192431.904
12-2034	2305.653	1086.268	14388.307	0.000	0.000	0.000	98588.656	652146.560	221931.632
12-2035	2229.545	1052.360	14388.307	0.000	0.000	0.000	94859.392	747005.952	247734.880
S TOT	26743.418	12572.750	140791.456	0.000	0.000	422629.824	747005.952	747005.952	247734.880
AFTER	27178.950	13222.769	219447.728	0.000	0.000	15133.464	1097187.328	1844193.536	407595.040
TOTAL	53922.368	25795.520	360239.168	0.000	0.000	437763.296	1844193.280	1844193.536	407595.040

	OIL	GAS
GROSS WELLS	138.0	0.0
GROSS ULT., MB & MMF	58907.652	60369.132
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	58907.652	60369.132
NET RES., MB & MMF	38996.168	39963.660
NET REVENUE, M$	2573357.312	148556.912
INITIAL PRICE, $	65.990	3.369
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	31.08
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	7.24
DISCOUNTED PAYOUT, YRS.	7.76
UNDISCOUNTED NET/INVEST.	5.21
DISCOUNTED NET/INVEST.	2.44
RATE-OF-RETURN, PCT.	36.59
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	830345.984
15.00	209797.280
20.00	108643.792
25.00	53448.568
30.00	21959.080
35.00	3494.103
45.00	-13932.234
55.00	-19647.548
65.00	-20786.866
75.00	-20108.286

TABLE 5 Economic Output for Phase 1 Possible (P3) Reserves

STS COMMENT = 1

DATE : 04/26/2022
TIME : 11:40:13
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	62.014	36.924	41.052	24.443	65.990	0.000	2709.040	0.000	2709.040
12-2023	213.363	118.900	141.244	78.710	65.990	1.261	9320.675	99.231	9419.907
12-2024	450.494	263.357	298.222	174.339	65.990	3.720	19679.656	648.542	20328.198
12-2025	425.628	251.884	281.761	166.745	65.990	3.720	18593.382	620.290	19213.670
12-2026	382.089	227.651	252.939	150.702	65.990	3.720	16691.417	560.612	17252.028
12-2027	356.950	212.999	236.296	141.003	65.990	3.720	15593.199	524.531	16117.731
12-2028	333.688	212.984	220.898	140.993	65.990	3.720	14577.049	524.494	15101.544
12-2029	306.036	222.528	202.592	147.311	65.990	3.720	13369.038	547.996	13917.036
12-2030	283.941	238.080	187.966	157.606	65.990	3.720	12403.859	586.296	12990.155
12-2031	263.981	259.125	174.752	171.538	65.990	3.720	11531.902	638.121	12170.021
12-2032	247.050	286.457	163.544	189.631	65.990	3.720	10792.296	705.429	11497.724
12-2033	232.033	314.443	153.603	208.157	65.990	3.720	10136.291	774.346	10910.636
12-2034	217.639	346.922	144.074	229.658	65.990	3.720	9507.454	854.328	10361.784
12-2035	204.835	384.824	135.598	254.749	65.990	3.720	8948.139	947.666	9895.805
S TOT	3979.741	3377.078	2634.542	2235.586	65.990	3.593	173853.392	8031.882	181885.280
AFTER	1672.919	6792.887	1107.453	4496.811	65.990	3.720	73080.792	16728.135	89808.928
TOTAL	5652.660	10169.966	3741.994	6732.397	65.990	3.678	246934.176	24760.016	271694.208

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	53.659	26.098	410.523	0.000	0.000	0.000	2218.760	2218.760	2030.362
12-2023	186.609	89.469	928.248	0.000	0.000	0.000	8215.582	10434.342	9013.370
12-2024	402.776	189.393	0.000	0.000	0.000	0.000	19736.028	30170.370	24275.936
12-2025	380.692	179.061	0.000	0.000	0.000	0.000	18653.916	48824.288	37448.224
12-2026	341.824	160.805	0.000	0.000	0.000	0.000	16749.400	65573.688	48194.368
12-2027	319.350	150.238	0.000	0.000	0.000	0.000	15648.144	81221.832	57320.564
12-2028	299.211	140.998	0.000	0.000	0.000	0.000	14661.334	95883.168	65094.672
12-2029	275.733	130.394	0.000	0.000	0.000	0.000	13510.909	109394.080	71607.040
12-2030	257.358	122.236	0.000	0.000	0.000	0.000	12610.562	122004.640	77133.520
12-2031	241.098	115.144	0.000	0.000	0.000	0.000	11813.781	133818.424	81838.960
12-2032	227.764	109.505	0.000	0.000	0.000	0.000	11160.456	144978.880	85880.192
12-2033	216.120	104.652	0.000	0.000	0.000	0.000	10589.864	155568.736	89365.984
12-2034	205.231	100.224	0.000	0.000	0.000	0.000	10056.328	165625.056	92375.344
12-2035	195.983	96.644	0.000	0.000	0.000	0.000	9603.178	175228.240	94987.912
S TOT	3603.408	1714.860	1338.771	0.000	0.000	0.000	175228.240	175228.240	94987.912
AFTER	1777.493	934.280	0.000	0.000	0.000	0.000	87097.160	262325.408	108854.608
TOTAL	5380.902	2649.140	1338.771	0.000	0.000	0.000	262325.408	262325.408	108854.608

	OIL	GAS
GROSS WELLS	0.0	0.0
GROSS ULT., MB & MMF	5652.660	10169.964
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	5652.660	10169.964
NET RES., MB & MMF	3741.994	6732.396
NET REVENUE, M$	246934.160	24760.018
INITIAL PRICE, $	65.990	2.192
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	27.58
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	0.00
DISCOUNTED NET/INVEST.	0.00
RATE-OF-RETURN, PCT.	75.00
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	159837.408
15.00	80090.672
20.00	62166.040
25.00	50118.620
30.00	41547.160
35.00	35179.684
45.00	26432.404
55.00	20778.816
65.00	16874.706
75.00	14047.123

TABLE 6 Economic Output for Phase 2 (Full Development) Possible (P3) Reserves

STS COMMENT = 2

DATE : 04/26/2022
TIME : 11:40:58
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	249.830	134.080	165.385	88.759	65.990	3.720	10913.744	330.184	11243.928
12-2025	2961.683	1753.936	1960.600	1161.085	65.990	3.720	129379.936	4319.236	133699.168
12-2026	5669.727	3392.720	3753.292	2245.941	65.990	3.720	247679.776	8354.900	256034.624
12-2027	8985.724	5504.116	5948.444	3643.660	65.990	3.720	392537.728	13554.415	406092.160
12-2028	9633.286	5919.173	6377.121	3918.423	65.990	3.720	420826.176	14576.530	435402.656
12-2029	8611.553	5330.317	5700.747	3528.607	65.990	3.720	376192.192	13126.415	389318.592
12-2030	7956.808	5017.850	5267.312	3321.758	65.990	3.720	347589.856	12356.940	359946.784
12-2031	7383.948	4936.009	4888.085	3267.580	65.990	3.720	322564.736	12155.396	334720.160
12-2032	6814.000	5051.844	4510.787	3344.259	65.990	3.720	297666.752	12440.648	310107.456
12-2033	6341.838	5314.458	4198.222	3518.108	65.990	3.720	277040.640	13087.365	290128.000
12-2034	5938.725	5682.845	3931.366	3761.976	65.990	3.720	259430.800	13994.550	273425.344
12-2035	5606.586	6165.022	3711.494	4081.172	65.990	3.720	244921.456	15181.959	260103.376
S TOT	76153.704	54202.368	50412.856	35881.328	65.990	3.720	3326743.808	133478.544	3460222.208
AFTER	57736.160	160372.016	38220.664	106164.376	65.990	3.720	2522181.120	394931.520	2917112.832
TOTAL	133889.864	214574.384	88633.520	142045.696	65.990	3.720	5848925.184	528410.048	6377334.784

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2023	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2024	222.787	104.556	0.000	0.000	0.000	13653.508	-2736.928	-2736.928	-2001.826
12-2025	2649.063	1246.024	286.724	0.000	0.000	13653.504	115863.848	113126.920	79423.400
12-2026	5072.958	2386.732	599.513	0.000	0.000	13653.504	234321.952	347448.864	229504.192
12-2027	8046.089	3787.686	1164.270	0.000	0.000	18204.640	374889.472	722338.304	446961.856
12-2028	8626.826	4061.379	1355.419	0.000	0.000	0.000	421359.168	1143697.408	670506.240
12-2029	7713.731	3632.164	1355.419	0.000	0.000	0.000	376617.376	1520314.752	852068.352
12-2030	7131.742	3359.693	1355.419	0.000	0.000	0.000	348100.032	1868414.720	1004606.016
12-2031	6631.824	3128.906	1355.419	0.000	0.000	0.000	323604.096	2192018.944	1133523.328
12-2032	6144.008	2907.128	1355.419	0.000	0.000	0.000	299701.024	2491719.936	1242060.928
12-2033	5747.959	2730.019	1355.419	0.000	0.000	0.000	280294.592	2772014.592	1334334.976
12-2034	5416.818	2584.538	1355.419	0.000	0.000	0.000	264068.672	3036083.200	1413357.696
12-2035	5152.634	2471.767	1355.419	0.000	0.000	0.000	251123.648	3287206.912	1481672.448
S TOT	68556.440	32400.592	12893.859	0.000	0.000	59165.156	3287206.912	3287206.912	1481672.448
AFTER	57756.208	29302.264	20991.622	0.000	0.000	1613.596	2807449.344	6094656.000	1889380.480
TOTAL	126312.648	61702.856	33885.480	0.000	0.000	60778.752	6094656.512	6094656.000	1889380.480

	OIL	GAS
GROSS WELLS	13.0	0.0
GROSS ULT., MB & MMF	133889.880	214574.400
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	133889.880	214574.400
NET RES., MB & MMF	88633.520	142045.712
NET REVENUE, M$	5848925.184	528410.080
INITIAL PRICE, $	65.990	3.720
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	31.08
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	3.19
DISCOUNTED PAYOUT, YRS.	3.19
UNDISCOUNTED NET/INVEST.	101.28
DISCOUNTED NET/INVEST.	49.67
RATE-OF-RETURN, PCT.	75.00
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	3190401.024
15.00	1221174.144
20.00	839613.120
25.00	603732.544
30.00	449007.424
35.00	342845.632
45.00	212278.480
55.00	139619.600
65.00	96098.328
75.00	68557.344

TABLE 7 Economic Output for Total Full Development Possible (P3) Reserves

Grand Total

DATE : 04/26/2022
TIME : 11:42:25
DBS : RESERVES
SETTINGS : TYPE
SCENARIO : KLS

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 11/2021

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$----	NET GAS SALES -----M$----	TOTAL NET SALES -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	62.014	36.924	41.052	24.443	65.990	0.000	2709.040	0.000	2709.040
12-2023	213.363	118.900	141.244	78.710	65.990	1.261	9320.675	99.231	9419.907
12-2024	700.324	397.437	463.607	263.098	65.990	3.720	30593.400	978.726	31572.126
12-2025	3387.311	2005.820	2242.360	1327.830	65.990	3.720	147973.312	4939.526	152912.832
12-2026	6051.816	3620.370	4006.231	2396.644	65.990	3.720	264371.184	8915.512	273286.656
12-2027	9342.673	5717.115	6184.740	3784.663	65.990	3.720	408130.912	14078.946	422209.856
12-2028	9966.975	6132.158	6598.019	4059.416	65.990	3.720	435403.264	15101.024	450504.192
12-2029	8917.588	5552.844	5903.339	3675.918	65.990	3.720	389561.216	13674.410	403235.648
12-2030	8240.749	5255.931	5455.277	3479.364	65.990	3.720	359993.728	12943.236	372936.960
12-2031	7647.928	5195.135	5062.837	3439.118	65.990	3.720	334096.640	12793.516	346890.176
12-2032	7061.050	5338.301	4674.331	3533.890	65.990	3.720	308459.072	13146.076	321605.152
12-2033	6573.872	5628.901	4351.825	3726.266	65.990	3.720	287176.960	13861.710	301038.624
12-2034	6156.364	6029.767	4075.441	3991.634	65.990	3.720	268938.240	14848.879	283787.136
12-2035	5811.422	6549.846	3847.092	4335.921	65.990	3.720	253869.600	16129.625	269999.168
S TOT	80133.456	57579.448	53047.392	38116.912	65.990	3.713	3500596.992	141510.432	3642107.392
AFTER	59409.084	167164.912	39328.116	110661.200	65.990	3.720	2595262.208	411659.712	3006921.728
TOTAL	139542.544	224744.352	92375.504	148778.112	65.990	3.718	6095859.200	553170.176	6649029.120

--END-- MO-YEAR	AD VALOREM TAX -----M$----	PRODUCTION TAX -----M$----	DIRECT OPER EXPENSE -----M$----	INTEREST PAID -----M$----	CAPITAL REPAYMENT -----M$----	EQUITY INVESTMENT -----M$----	FUTURE NET CASHFLOW -----M$----	CUMULATIVE CASHFLOW -----M$----	CUM. DISC. CASHFLOW -----M$----
12-2021	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2022	53.659	26.098	410.523	0.000	0.000	0.000	2218.760	2218.760	2030.362
12-2023	186.609	89.469	928.248	0.000	0.000	0.000	8215.582	10434.342	9013.370
12-2024	625.564	293.950	0.000	0.000	0.000	13653.508	16999.100	27433.442	22274.108
12-2025	3029.755	1425.086	286.724	0.000	0.000	13653.504	134517.760	161951.200	116871.616
12-2026	5414.783	2547.538	599.513	0.000	0.000	13653.504	251071.344	413022.528	277698.560
12-2027	8365.439	3937.924	1164.270	0.000	0.000	18204.640	390537.600	803560.128	504282.432
12-2028	8926.037	4202.378	1355.419	0.000	0.000	0.000	436020.512	1239580.672	735600.960
12-2029	7989.464	3762.558	1355.419	0.000	0.000	0.000	390128.256	1629708.928	923675.520
12-2030	7389.100	3481.929	1355.419	0.000	0.000	0.000	360710.592	1990419.456	1081739.648
12-2031	6872.922	3244.050	1355.419	0.000	0.000	0.000	335417.856	2325837.312	1215362.304
12-2032	6371.772	3016.632	1355.419	0.000	0.000	0.000	310861.440	2636698.624	1327941.120
12-2033	5964.079	2834.670	1355.419	0.000	0.000	0.000	290884.480	2927583.232	1423700.992
12-2034	5622.049	2684.762	1355.419	0.000	0.000	0.000	274124.992	3201708.288	1505733.120
12-2035	5348.617	2568.411	1355.419	0.000	0.000	0.000	260726.816	3462435.072	1576660.352
S TOT	72159.848	34115.452	14232.629	0.000	0.000	59165.156	3462435.072	3462435.072	1576660.352
AFTER	59533.708	30236.546	20991.622	0.000	0.000	1613.596	2894545.920	6356980.736	1998234.880
TOTAL	131693.552	64352.000	35224.252	0.000	0.000	60778.752	6356980.736	6356980.736	1998234.880

	OIL	GAS
GROSS WELLS	13.0	0.0
GROSS ULT., MB & MMF	139542.528	224744.368
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	139542.528	224744.368
NET RES., MB & MMF	92375.496	148778.112
NET REVENUE, M$	6095859.200	553170.048
INITIAL PRICE, $	65.990	3.427
INITIAL N.I., PCT.	66.199	66.199

LIFE, YRS.	31.08
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	105.59
DISCOUNTED NET/INVEST.	52.47
RATE-OF-RETURN, PCT.	75.00
INITIAL W.I., PCT.	82.749

P.W. %	P.W., M$
5.00	3350238.464
15.00	1301264.896
20.00	901779.200
25.00	653851.200
30.00	490554.592
35.00	378025.312
45.00	238710.896
55.00	160398.416
65.00	112973.032
75.00	82604.472

TABLE 8 Glossary of Terms Used to Characterize Reserves & Projects

Reserve Category	Industry Acronym (1)	PRMS Term (2)	PRMS Summary Definition
Proved Developed Producing	PDP	On Production	Expected from completion intervals that are open and producing at effective date.
Proved Developed Non-Producing	PDNP	On Production	Shut-in or behind pipe.
Proved Developed Behind Pipe	PDBP	Behind Pipe	Requires relatively low expenditure (relative to drilling new well) to complete and put on production.
Proved Developed Shut-In	PDSI	Shut-in	Interval open at time of estimate but which has not started production, or wells incapable of production that can be remediated at low cost.
Proved Undeveloped	PUD		Expected to be recovered through future investments (e.g., new wells on undrilled acreage, deepenings, infill, requires relatively large expenditure).
(Total) Proved		P1	Incremental category of reserves with "reasonable certainty" of being recovered (using deterministic method), or at least a 90% probability (P90) that the quantities recovered will equal or exceed the estimate (probabilistic method).
Probable	PROB	P2	An incremental category (P50-P90) of estimated recoverable quantities associated with a defined degree of uncertainty. Additional Reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves, but more certain to be recovered than Possible Reserves.
Possible	POSS	P3	An incremental category (P10-P50) of estimated recoverable quantities associated with a defined degree of uncertainty. Additional Reserves less likely to be recovered than Probable Reserves.
Drilled but Uncompleted	DUC		
Aggregated Reserve Categories			
Proved		1P (or P90)	Low Estimate, if Deterministic Scenario Method used. If probabilistic methods used, 90% probability that actual quantities > 1P
Proved + Probable		2P (or P50)	Best Estimate, or 50% Probability that actual quantities > 2P
Proved + Probable + Possible		3P (or P10)	High Estimate, or 10% Probability that actual quantities > 3P
Other Terms Used in Evaluations			
Deterministic Method		Assessment method based on discrete estimate(s) made based on available geoscience, engineering, and economic data and corresponds to a given level of certainty.	
Probabilistic Method		Method of estimating reserves when known geoscience and engineering data are used to generate a continuous range of estimates and their associated probabilities.	
Project		Defined activities that constitute the development of a field and have an associated range of estimated recoverable reserves.	
Reasonable Expectation		Indicates a high degree of confidence (low risk of failure) that the project will proceed with commercial development, or the referenced event will occur. (Differs from Reasonable Certainty, which applies to resources quantity technical confidence, while reasonable expectation relates to commercial confidence).	

(1) Oil and Gas Property Evaluation, John D. Wright, Copyright 2021 by Thompson Wright, LLC
(2) Petroleum Resources Management System, Version 1.01, Appendix A, Copyright 2018 Society of Petroleum Engineers

Additional Terms based on Securities and Exchange Commission Rule 4-10(a) of Regulation S-X

Term	Summary Definition
Reserves	Quantities of oil and gas estimated to be economically producible, as of a given date, by application of development projects to known accumulations.
Undeveloped Oil and Gas Reserves	Reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion
Development Project	Means by which petroleum resources are brought to the status of economically producible. A project typically has a definite cost estimate, time schedule and investment decision that is approved by management.
Deterministic Estimate	When a single value for each parameter (from geoscience and engineering data) in the reserves calculation is used in the reserves estimation procedure.
Probabilistic Estimate	When the full range of values that could reasonably occur for each parameter (from geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

FIGURE 1 South Salinas Forecast Oil & Gas Production


Forecast of Monthly Oil & Gas Production to Gross (8/8ths) Interest
South Salinas Project (Full Development)
P50 OIL
P50 GAS
P10 OIL
P10 GAS
Oil, STB/Mo. and Gas, MCF/Mo.
10,000,000
1,000,000
100,000
10,000
1,000
Note: Production declines reflect wells reaching end of 25-year forecasts
Nov-21
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